                                                                    Exhibit 99.1
               TRIDENT MICROSYSTEMS REPORTS FINANCIAL RESULTS FOR
                        THIRD QUARTER OF FISCAL YEAR 2003

Sunnyvale, Calif. --- April 22, 2003: Trident Microsystems, Inc. (NASDAQ:
TRID-news) reported today its financial results for the third quarter of fiscal year 2003 which ended March 31, 2003. The Company announced that its net sales for the third quarter were $11,614,000, a decrease of 13% from the $13,283,000 for the prior quarter and a decrease of 60% from $28,839,000 for the same quarter of the prior fiscal year. The net loss for the third quarter of fiscal year 2003 was $7,543,000 or $0.55 per share compared to a net loss of $6,802,000, or $0.50 per share for the prior quarter and a net loss of $2,076,000, or $0.15 per share for the same quarter of the prior fiscal year. Included in the net loss for the third quarter of fiscal year 2003 was $2,821,000 in loss on investments. The operating loss for the third quarter, which excludes this loss on investments, was $4,264,000.

"Our graphics revenue for the March quarter remained disappointing as we had expected. During the past year our graphics business has declined as a result of execution delays in new product introduction, missed design win cycles as well as rapid PC platform transition from Intel Pentium-3 to Pentium-4 processors," said Mr. Frank Lin, Trident's President and CEO. "Going forward, we remain cautious and do not expect our graphics revenue to improve over the next few quarters. The Board and management are also actively reviewing alternatives for improving operations as well as other strategic alternatives for the Company."

"For our Digital Media Business Unit, we are glad to report strong revenue of $7.0 million for the DPTV product line for the March quarter, an increase of 3% from $6.8 million for the prior quarter. In this quarter we saw more significant growth in the Taiwan (69% growth) and Korea (41% growth) markets, but experienced some seasonal slowdown in the China market. The Taiwan and Korea markets now account for about 39% of total DPTV revenue. Overall, we continue our strong efforts in building up our worldwide market positions in CRT-progressive TVs, Projection TVs, LCD TVs, Plasma TVs, and TV Boxes. The DPTV-powered TV products from industry leaders such as Projection TV from Changhong, LCD TVs from Samsung, Plasma TVs from Sampo, TV Boxes from ViewSonic, etc. continue to be strong in their individual market segments. More significantly the new generation of DPTV-family, DPTV(TM)3DPRO, which delivers cinema-realistic motion and still images for high-performance LCD, Projection, and Plasma TVs is now in mass production. This product further solidifies our leadership position in the digital video processing market. For the June quarter, we expect to see a similar flat quarter for the Digital Media Business Unit due to a seasonal slowdown in China. However, we anticipate our DPTV revenue will resume its strong growth in the second half of calendar year 2003."

FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including statements which use the words "expect", "hope", "anticipate", "believe", "potential" and similar words, including our statements regarding new products, revenue expectations and new markets. The forward-looking statements above are subject to certain risks, and actual results could vary materially depending on a number of factors. These risks include, in particular, the success or lack thereof in the timely introduction of the XP4, changes in trends in the PC and the DPTV industries, changes in targeted consumer electronics markets such as Digital Television, Trident's success in implementing planned initiatives, the failure to obtain design wins among major OEMs for Trident products, competitive pressures, including pricing and competitors' new product introductions, and the outcome of pending litigation. Additional factors that may affect the Company's business are described in detail in the Company's filings with the Securities and Exchange Commission.

ABOUT TRIDENT MICROSYSTEMS, INC.
Trident Microsystems, Inc., with headquarters in Sunnyvale, California, designs, develops and markets digital media for the masses in the form of graphics controllers and multimedia integrated circuits (ICs) for both notebook and desktop PCs and digital processing ICs for TVs and TV monitors. Trident's products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the company's web site: http://www.tridentmicro.com.

Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

FOR PRESS RELEASES:
Gale Nix
Tel:  (408) 991-8090
Email:  gnix@tridentmicro.com

                                          WEB SITE: HTTP://WWW.TRIDENTMICRO.COM

FOR INVESTOR RELATIONS:
Email: investor@tridentmicro.com

 Trident Microsystems, Inc.
 Consolidated Balance Sheet

                                                             March 31,        December 31,      March 31,
(in thousands)                                                2003              2002              2002
                                                            ---------         ---------         ---------
ASSETS
Current assets
     Cash and cash equivalents                              $   8,801         $  13,688         $  22,857
     Short-term investment - UMC                               37,423            39,126            77,180
     Short-term investments - other                               931               954               627
     Accounts receivable, net                                   1,817               946             7,976
     Inventories                                                4,753             2,879             4,272
     Prepaid expenses and other assets                          1,619             1,441             3,777
                                                            ---------         ---------         ---------

          Total current assets                                 55,344            59,034           116,689

Property and equipment, net                                     3,015             4,380             3,872
Long-term investment - UMC                                      4,375             6,563            10,063
Long-term investments - other                                   3,944             6,654            10,456
Other assets                                                      344               345               392
                                                            ---------         ---------         ---------
          Total assets                                      $  67,022         $  76,976         $ 141,472
                                                            =========         =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities

     Accounts payable                                       $   6,366         $   3,556         $  10,435
     Accrued expenses and other liabilities                     9,944            11,030            11,935
     Deferred income taxes                                       --                --               6,834
     Income taxes payable                                       1,385             1,385               122
                                                            ---------         ---------         ---------

          Total current liabilities                            17,695            15,971            29,326
Long-term deferred income taxes                                  --                --               9,576
Minority interest in subsidiary                                  --                 222               765
                                                            ---------         ---------         ---------
          Total liabilities                                    17,695            16,193            39,667

Stockholders' equity

     Capital stock                                             56,591            56,591            55,956
     Treasury stock, at cost                                  (17,952)          (17,952)          (17,952)
     Retained earnings                                         19,170            26,713            41,377
     Accumulated other comprehensive gain (loss)               (8,482)           (4,569)           22,424
                                                            ---------         ---------         ---------

          Total stockholders' equity                           49,327            60,783           101,805
                                                            ---------         ---------         ---------

          Total liabilities and stockholders' equity        $  67,022         $  76,976         $ 141,472
                                                            =========         =========         =========

Trident Microsystems, Inc.
Consolidated Statement of Operations

                                                               Three Months Ended                      Nine Months Ended
                                                          ------------------------------------      -----------------------
                                                           March 31,   December 31,    March 31,      March 31,    March 31,
(in thousands, except per share data, unaudited)            2003          2002          2002          2003           2002
                                                          --------      --------      --------      --------       --------

Net sales                                                 $ 11,614      $ 13,283      $ 28,839      $ 38,132       $ 84,757

Cost of sales                                                7,431         9,202        22,600        25,990         66,925
                                                          --------      --------      --------      --------       --------

Gross profit                                                 4,183         4,081         6,239        12,142         17,832
% to net sales                                                36.0%         30.7%         21.6%         31.8%          21.0%

Research and development expenses                            5,461         5,800         5,190        17,034         16,482
% to net sales                                                47.0%         43.7%         18.0%         44.7%          19.4%

Selling, general and administrative expenses                 2,986         3,199         3,671         9,100         10,619
% to net sales                                                25.7%         24.1%         12.7%         23.9%          12.5%
                                                          --------      --------      --------      --------       --------

Loss from operations                                        (4,264)       (4,918)       (2,622)      (13,992)        (9,269)
% to net sales                                               (36.7)%       (37.0)%        (9.1)%       (36.7)%        (10.9)%
Gain (loss) on investments                                  (2,821)       (1,966)         --          (4,787)       (41,915)

Interest and other income (expense), net                      (458)           82           106          (350)           294
                                                          --------      --------      --------      --------       --------

Loss before provision for income taxes                      (7,543)       (6,802)       (2,516)      (19,129)       (50,890)
% to net sales                                               (64.9)%       (51.2)%        (8.7)%       (50.2)%        (60.0)%

Provision (benefit) for income taxes                          --            --            (440)        1,046        (17,271)
% to net sales                                                 0.0%          0.0%         (1.5)%         2.7%         (20.4)%
                                                          --------      --------      --------      --------       --------

Net loss                                                  $ (7,543)     $ (6,802)     $ (2,076)     $(20,175)      $(33,619)
% to net sales                                               (64.9)%       (51.2)%        (7.2)%       (52.9)%        (39.7)%
                                                          --------      --------      --------      --------       --------

Basic and diluted loss per share                          $  (0.55)     $  (0.50)     $  (0.15)     $  (1.48)      $  (2.51)
                                                          --------      --------      --------      --------       --------
Common  shares used in computing basic and diluted
per share amounts                                           13,696        13,655        13,431        13,651         13,369
                                                          ========      ========      ========      ========       ========